Stradley, Ronon, Stevens & Young
                    2600 One Commerce Square
                Philadelphia, Pennsylvania  19103



Direct Dial: (215) 564-8074


                        November 17, 1995



DFA Investment Dimensions Group Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Gentlemen:

          You have informed us that DFA Investment Dimensions Group Inc., a Maryland corporation (the "Fund"), intends to file with the United States Securities and Exchange Commission (the "SEC") a post-effective amendment to its registration statement under the Securities Act of 1933, as amended (the "1933 Act"), registering the below-described shares of common stock of the following classes ("Portfolios") under the 1933 Act:


Title                                         Number of Shares

The U.S. Large Company Portfolio Shares           1,488,102
The U.S. 9-10 Small Company Portfolio Shares      5,404,786
The DFA One-Year Fixed Income Portfolio Shares     502,095
The DFA Five-Year Government Portfolio Shares      590,348
The Japanese Small Company Portfolio Shares       3,020,603
The DFA Intermediate Government Fixed Income
  Portfolio Shares                                 69,883
The DFA Global Fixed Income Portfolio Shares       498,018
The Large Cap International Portfolio Shares       653,378
The U.S. 6-10 Small Company Portfolio Shares      3,219,219
The U.S. Small Cap Value Portfolio Shares         5,626,063
The U.S. Large Cap Value Portfolio Shares          640,655
The DFA/AEW Real Estate Securities Portfolio
  Shares                                           742,018
DFA International High Book to Market
  Portfolio Shares                                3,752,671
The Emerging Markets Portfolio Shares             3,350,724
DFA International Small Cap Value Portfolio
  Shares                                         11,846,507
VA Large Value Portfolio Shares                    472,460
VA Global Bond Portfolio Shares                    28,765
VA Small Value Portfolio Shares                    519,212
VA International Value Portfolio Shares            507,615
VA International Small Portfolio Shares            514,404
VA Short-Term Fixed Portfolio Shares               49,911

          We serve as legal counsel to the Fund and, as such, have reviewed the Articles of Incorporation of the Fund, its Bylaws, the registration statement it has filed with the SEC under the Investment Company Act of 1940 and the 1933 Act, and such minutes of the corporate proceedings and other documents as we deem material to our opinion. Based on the foregoing, we are of the opinion that the shares described in the first paragraph of this letter, when issued in accordance with the prospectus of the Fund, will be fully-paid, non-assessable and legally issued shares of common stock of the Fund.

          We hereby consent to the filing of this opinion with the SEC as an exhibit to the amendment to the Fund's registration statement under the 1933 Act, and to the reference to us in the prospectus of the Fund as legal counsel who have passed upon the legality of the offering of such shares of common stock. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdictions in which the shares of common stock of the Fund are offered for sale.

                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG



                              By:  s/ Steven M. Felsenstein
                                  Steven M. Felsenstein, Partner

SMF/cgm